EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-4042) of our report dated February 9, 1996 appearing on page F-2 of Triton Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1995.




PRICE WATERHOUSE LLP


Dallas, Texas
March 26, 1996